                                                                    Exhibit 10.2

                              OPERATING AGREEMENT
                                      OF
                         HEALING ARTS PUBLISHING, LLC

          THIS OPERATING AGREEMENT (this "Agreement") is made and entered into as of September 14, 1998 by and between GAIAM HOLDINGS, INC., a Colorado corporation ("Holdings") and HEALING ARTS PUBLISHING, INC., a California corporation ("HAP" and, with Holdings, each a "Member" and collectively the "Members"), with reference to the following facts:

     A. Steven P. Adams ("Adams") owns all of the issued and outstanding shares of capital stock of HAP.

     B. Gaiam, Inc. ("Gaiam") owns all of the issued and outstanding shares of capital stock of Holdings.

     C. The parties have caused articles of organization (as amended from time to time, the "Articles") for a limited liability company named Healing Arts Publishing, LLC (the "Company") to be filed with the California Secretary of State on September 4, 1998, and has caused to be assigned and transferred to the Company certain assets (the "HAP Assets") as more particularly described in that certain Purchase Agreement of even date herewith by and among HAP, the Company, Adams, Holdings, and certain other parties (the "Purchase Agreement").

     D. Pursuant to the Purchase Agreement, Holdings as the "Purchaser" thereunder purchased and acquired a Membership Interest in the Company representing a fifty and 37/100 percent (50.37%) interest in the capital and profits of the Company (the "Holdings Percentage"), and HAP has a forty-nine and 63/100 percent (49.63%) interest.

     E. HAP and Holdings wish to enter into this Agreement in order to provide for the purposes for which the Company is formed, the division of profits and losses from the operations thereof, restrictions on dispositions of interests therein, the management thereof, and other matters related thereto.

          ACCORDINGLY, the parties hereto agree as follows:

1.   FORMATION AND PURPOSE; GENERAL DEFINITIONS

     1.1 Organization; Governance. The business and affairs of the Company shall be governed by the Articles and, where not inconsistent with the Articles, this Agreement and, where not inconsistent with the Articles or this Agreement, sections 17000 through 17705, inclusive, of the California Corporations Code, commonly known as the Beverly-Killea Limited Liability Company Act, as amended (the "Act").

     1.2 Principal Office; Agent. The Company shall continuously maintain a registered agent and principal office in the State of California as required by the Act. The principal office of the Company and the registered agent for service of process shall be as set forth in the Articles and shall be designated by the Board (defined in Section 4.1 hereof) from time to time.

     1.3  Purpose. The Company is formed and shall be conducted

          1.3.1 to acquire, develop, own, operate, and deal with the existing business of HAP;

          1.3.2 to acquire, develop, own, operate, and deal with such other businesses as the Board may determine from time to time; and

          1.3.3 to conduct such other activities related to or incidental to the acquisition, development, ownership, operation, management, sale, financing, refinancing or disposition of all or any portion of the businesses described in
Section 1.3.1 or 1.3.2 hereof; to exercise all other power necessary to or reasonably connected with such businesses as may be legally exercised by limited liability companies in California and in such other states in which the Company shall qualify to do business or own assets; and to engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

     1.4 Independent Activities. Subject to the Non-Compete Agreement, (a) any Member or its Affiliate (defined in Sections 1.6.1 hereof) may engage in or possess an interest in any other business venture of any nature and description on its own behalf without participation by the other Members and without liability on the part of such Member or Affiliate to the other Members; (b) neither the Company nor any Member not included in such venture shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom; and (C) each Member hereby waives any rights which may otherwise be implied to the contrary.

     1.5 Term. The Company shall continue in existence until the latest date on which the Company is to dissolve as set forth in the Articles, unless sooner dissolved pursuant to this Agreement or under the Act.

     1.6 Definitions. In addition to such terms as are defined elsewhere in this Agreement, the following terms shall have the following meanings:

          1.6.1 "Affiliate" means, with respect to any person (the "first person"), (a) any second person directly or indirectly controlling, controlled by or under common control with the first person or owning or controlling ten percent (10%) or more of the outstanding securities of or in the first person;
(b) any officer, director, manager, trustee, or general partner or Family member of or in the first person; or (C) if the first person is an officer, director, manager, trustee or general partner, any corporation, partnership, trust, or limited liability company for which such first person acts in that capacity. For purposes of this Section 1.6.1, (I) the term "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and (II) a manager of a limited liability company includes a member of a limited liability company that is managed by its members rather than by managers. Corporate Express, Inc, is not an "affiliate" within the meaning of this Section 1.6.1.

          1.6.2     "Assignee" is as defined in Section 5.4.2 hereof.

          1.6.3 "Available Cash" means, with respect to any fiscal period, total gross revenues generated by the Company's business and any other revenues of the Company from other sources and from the elimination or reduction of reserves previously established, less cash expenditures (including, but not limited to, compensation and reimbursements to a Manager or any Affiliate thereof), current debt service (including, but not limited to, payments on debts to a Member), operating expenses, and the establishment or increase of reserves as determined by the Board.

          1.6.4     "Bankruptcy" or "Bankrupt" means, with respect to a person,
(a) the making by such person of an assignment for the benefit of creditors; (b) the filing by such person of a voluntary petition in bankruptcy; (C) the adjudication of such person as being bankrupt or insolvent; (d) the filing by such person of a petition or answer seeking for such person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (e) the filing by such person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such person in any proceeding of a nature described in clauses (a) through (d) hereof; (f) the seeking, consenting to, or acquiescing in, the appointment of a trustee, receiver or liquidator for such person or of all or any substantial part of such person's property; or (g) the continuation of any proceedings against such person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, one hundred and twenty (120) days after the commencement thereof, or the appointment of a trustee, receiver or liquidator of such person or all or any substantial part of such person's property without such member's consent or acquiescence, which appointment is not vacated or stayed within ninety (90) days or, if the appointment is stayed, ninety (90) days after the expiration of the stay during which the appointment is not vacated.

          1.6.5 "Capital Contribution" of a Member means any and all contributions to the capital of the Company by such Member pursuant to Section
2.1 hereof.

          1.6.6     "Cause" means, with respect to a Manager,

                    1.6.6.1 in the case of an individual, either (a) the Incompetence of such person or (b) a disability or other incapacity that renders such person unable to discharge such person's duties as a Manager for a continuous period of sixty (60) days, or for ninety (90) days during any period of twelve (12) months;

                    1.6.6.2 gross negligence, misconduct or fraud by such person in the management of the Company or its business;

                    1.6.6.3 a material breach by such person of any provision of this Agreement, together with failure to correct such breach within thirty
(30) days after notice of such breach is given by a Member; or

                    1.6.6.4 the conviction of or plea of guilty or nolo contendere by such person with respect to any felony arising from or related to the conduct of the Company's affairs.

          1.6.7     "Code" means the Internal Revenue Code of 1986, as amended.

          1.6.8 The "Family" of an individual includes such individual's current spouse; lineal ancestors (including those by adoption); sibling(s) (including those by adoption) and spouses of the foregoing; and lineal descendants (including those by adoption) and spouses of the foregoing.

          1.6.9     "Fiscal Year" is as defined in Section 7.4.4 hereof.

          1.6.10 "Incompetence" or "Incompetent" means, with respect to an individual, the adjudication of such individual by a court of competent jurisdiction as insane or incompetent to manage such individual's person or property.

          1.6.11 "Majority in Interest" or "Majority" at any time means those Members owning Membership Interests representing more than fifty percent (50%) of the Percentage Interests represented by all Membership Interests, except that, where this Agreement expressly refers to a Majority in Interest of fewer than all of the Members, then Majority in Interest means those Members in such sub-group owning Membership Interests representing more than fifty percent (50%) of the Percentage Interests encompassed in that sub-group.

          1.6.12 "Member" (collectively, "Members") means any of the persons described in the first paragraph of this Agreement or a permitted transferee of such person who has been duly admitted as a Member under Section 5 hereof. A "Member" shall also be deemed to include an Assignee for purposes of Section 3 only.

          1.6.13 "Membership Interest" means a Member's rights in the Company, collectively, including the Member's right to share in the income, gains, losses, deductions, credit, or similar items of, and to receive distributions from, the Company; any right to vote or participate in management; and any right to information concerning the business and affairs of the Company. Notwithstanding any provision of the Act to the contrary, a Member's right to share in the income, gains, losses, deductions, credit, or similar items of, and to receive distributions from, the Company (an "Economic Interest") may not be transferred apart from the full Membership Interest except as expressly provided to the contrary in this Agreement, and references herein to a "portion" of a Membership Interest refer to an undivided portion of a Membership Interest.

          1.6.14 "Non-Compete Agreement" means that certain Non-Compete and Confidentiality Agreement of even date herewith by and between Holdings, HAP, Steven P. Adams, and the Company.

          1.6.15 "Percentage Interest" of a Member at any time means such Member's percentage interest in the capital, profits and losses of the Company. As of the date hereof, (a) the Percentage Interest represented by Holdings' Membership Interest equals the Holdings Percentage (as defined in paragraph D above) and (b) the Percentage Interest represented by HAP's Membership Interest equals one hundred and 00/100 percent (100.00%) minus the Holdings Percentage.

          1.6.16 A "person" means an individual or a corporation, partnership, limited liability company, trust or other legal entity.

          1.6.17 "Regulations" mean the Treasury regulations promulgated under the Code.

          1.6.18 "Termination Event" with respect to a Member means (a) the Bankruptcy of such Member; (b) a withdrawal by such Member of its entire Capital Account; (C) in the case of a Member who is an individual, the death or Incompetence of such Member; or (d) in the case of a Member that is not an individual, the dissolution, revocation, merger or other termination of such Member unless the resulting transfer of the Membership Interest of such Member is described in Sections 5.3.1.3, 5.3.1.4 or 5.3.1.5 or hereof.

          1.6.19 A "transfer" of a Membership Interest means a sale, assignment, conveyance, exchange, gift, encumbrance, pledge, hypothecation, use as collateral, or other disposition or transfer of legal or beneficial ownership of such Membership Interest, whether voluntary or involuntary.

2.   CAPITALIZATION

     2.1 Capital Contributions. Effective as of the date of this Agreement, (a) HAP shall be deemed to have contributed the HAP Assets to the Company in exchange for a Membership Interest representing the Percentage Interest reflected in Section 1.6.15 hereof, and (b) Holdings shall be deemed to have contributed the cash consideration described in the Purchase Agreement to the Company in exchange for a Membership Interest representing the Percentage Interest reflected in Section 1.6.15 hereof. A Member may not, and shall not be required to, contribute additional amounts to the capital of the Company except with the approval of all the Members, and a person may become a Member by making a contribution to the capital of the Company with the consent of all the Members.

     2.2 Capital Accounts. For financial accounting purposes, a "Capital Account" shall be established and maintained for each Member in accordance with the following provisions:

          2.2.1 Each Member's Capital Account shall be credited with such Member's Capital Contributions, any income or gain allocated to such Member pursuant to Section 3 hereof, and the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member.

          2.2.2 Each Member's Capital Account shall be reduced by the amount of cash distributed to such Member, any losses or deductions allocated to such Member pursuant to Section 3 hereof, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

          2.2.3 For federal income tax purposes, such Capital Accounts shall be maintained for each Member in accordance with section 1.704-1(b)(2)(iv) of the Regulations.

     2.3 Advances and Loans. Any Member (directly or through an Affiliate) may, but shall not be obligated to, advance funds to or on behalf of the Company upon such terms as the lending Member and the other Member may agree, subject to the following:

          2.3.1 such advance shall be a debt owed by the Company to such person in such person's capacity as a creditor and not in such person's capacity as a Member, shall not increase such Member's Capital Account, and shall not entitle such Member to a greater share of distributions or allocations pursuant to Section 3 hereof;

          2.3.2     such advance shall be segregated in a loan payable account;
and

          2.3.3 principal and interest on such advance shall be paid from the gross receipts of the Company, net of all other expenses of the Company, before any distributions are made under Section 3 hereof.

     2.4 Withdrawal. Notwithstanding any provision of the Act to the contrary, a Member shall not have the right to have its Membership Interest redeemed or to withdraw all or any portion of such Member's Capital Account or Capital Contributions until the full and complete winding up and liquidation of the business and affairs of the Company except with the consent of the other Member, which consent may be withheld in the other Member's sole and absolute discretion.

     2.5 Adjustment. The Percentage Interests of the Members shall be adjusted at the time and in the manner described under the "Valuation" provisions of the Purchase Agreement without any amendment to this Agreement.

3.   ALLOCATIONS AND DISTRIBUTIONS

     3.1 Distributions. Except upon the liquidation of the Company, in which event distributions shall be made according to Section 6.2.4 hereof, Available Cash shall be distributed to the Members in such aggregate amounts and at such times as the Board shall determine as follows:

          3.1.1 first, to Holdings, until Holdings shall have received an aggregate amount of Available Cash during the current Fiscal Year and prior Fiscal Years equal to its Capital Contribution;

          3.1.2 second, to HAP, until HAP shall have received an aggregate amount of Available Cash during the current Fiscal Year and prior Fiscal Years equal to its Capital Contribution; and

          3.1.3     third, to the Members according to their Percentage
Interests.

Distributions shall be deemed made to a Member notwithstanding that all or a portion of such amounts are withheld by the Company pursuant to any requirement of the Code or of state or local tax law, provided that such amounts are duly remitted to the appropriate taxing authority. Notwithstanding the foregoing, the Company shall distribute to each Member for each Fiscal Year of the Company, not later than April 15 of the succeeding Fiscal Year, an amount equal to forty-six percent (46%) of the taxable income of the Company allocated to such Member and, for the Fiscal Year ended December 31, 1998, only, shall distribute to HAP an amount equal to forty-six percent (46%) of the taxable income of HAP for the period from January 1, 1998, through September 8, 1998.

     3.2 Allocations. Subject to Section 3.3 hereof, items of income, gain, loss, deduction and credit with respect to each Fiscal Year shall be allocated to the Members according to their Percentage Interests, subject to the following provisions:

          3.2.1 With respect to each Fiscal Year, net income for tax purposes shall be first allocated to each Member in the amount and in proportion to the prior distributions to such Member for the current Fiscal Year and prior Fiscal Years under Section 3.1 hereof until the amount of net income allocated to each Member pursuant to this Section 3.2.1 for the current Fiscal Year and prior Fiscal Years shall equal such aggregate distributions.

          3.2.2 Upon a liquidation of the Company, items of income, gain, loss, and deduction shall be allocated with respect to the Fiscal Year in which such liquidation takes place so that, when distributions shall be made according to Section 6.2.4 hereof, such distributions shall conform as closely as possible with Section 3.1 hereof.

     3.3 Special Allocation Provisions. Sections 1.704-1(b)(2)(ii)(d) and 1.704-2 of the Regulations are incorporated by reference and shall apply notwithstanding any provision of this Section 3 to the contrary. In addition, the requirements of the Code and Regulations (including, but not limited to, sections 704(c), 706(d) and 752 and the Regulations promulgated thereunder) shall be applied in any reasonable method selected by the Board.

     3.4 Covenant of Members. Each Member agrees to file federal, state, and local income tax returns on a basis consistent with the terms and provisions of this Agreement, and each Member agrees not to take a position inconsistent therewith before any federal, state or local taxing authority without first obtaining the prior consent of all the other Members.

4.   GOVERNANCE

     4.1 Powers of Members. The business and affairs of the Company shall be managed by managers (each a "Manager" and collectively the "Managers" or the "Board") who shall be designated by the Members as set forth in Section 4.2.1 hereof. No Member solely by virtue of being a Member is an agent of the Company or has the authority to make any contracts, enter into any transactions, or make any commitments on behalf of the Company, except as expressly provided in this
Section 4.1.

          4.1.1 Voting Rights. In addition to such voting and approval rights as are expressly set forth elsewhere in this Agreement, the Members shall have the following powers:

                    4.1.1.1 to approve the sale or other disposition of all or substantially all of the assets of the Company; the contribution of all or substantially all of the assets of the Company to a corporation, partnership or limited liability company; the merger of the Company; or the conversion of the Company to a corporation or partnership; or

                    4.1.1.2 to approve any act by the Board that would make it impossible to carry on the ordinary business of the Company; confess a judgment against the Company; or allow any Member to possess Company property, or assign the Company's right in such property, for other than a Company purpose.

          4.1.2 Voting Procedures. The Members shall confer and vote according to such procedures as they determine among themselves from time to time or, in the absence of such procedures, as provided by the Act. Wherever this Agreement requires a vote, approval or consent by the Members, and except as expressly provided otherwise in this Agreement, such vote, approval or consent shall be by a Majority.

     4.2  Managers

          4.2.1 Designation of Managers. The Company shall at all times have three (3) Managers, with one (1) Manager appointed by HAP and two (2) Managers appointed by Holdings. The Members hereby appoint the Managers set forth in
Schedule 4.2.1 hereto, which the parties acknowledge includes only one (1) Manager appointed by Holdings. Holdings may appoint an additional Manager at any time.

          4.2.2 Manager Also Member. A Manager may, but need not, be a Member. If a Manager is also a Member, such Manager shall have all the rights and obligations of a Member; the removal or resignation of such Manager under
Section 4.2.8 hereof shall not by itself affect such Manager's rights and obligations as a Member; and a Termination Event with respect to such

Member shall not by itself constitute a resignation or removal of such Manager. If a Manager is not a Member, such Manager shall in writing acknowledge the terms of this Operating Agreement and agree to be bound by such of its provisions as apply to a Manager.

          4.2.3 Authority. Subject to Section 4.1 hereof, the Board (and no one else) shall have full, exclusive and complete authority and discretion in the management, direction and control of the Company and its business and affairs, and shall have all such rights, power and authority generally conferred by law or as necessary to, advisable for or consistent with accomplishing the purposes of the Company. Without limiting the generality of the foregoing, and in addition to such other powers and responsibilities as are conferred elsewhere in this Agreement or the Act, the Board shall have the right

                    4.2.3.1 to make all decisions concerning the development and operation of the Company's business;

                    4.2.3.2 to spend the capital and income of the Company in the exercise of any rights or powers possessed by the Board hereunder;

                    4.2.3.3 to sell, exchange, purchase, hold, operate, and manage any Company property;

                    4.2.3.4 to designate one or more officers of the Company with appropriate titles (which may specifically include a President) and to assign duties and delegate responsibilities to one or more officers or employees of the Company;

                    4.2.3.5 to purchase, at the expense of the Company, contracts of liability and other insurance that the Board deems advisable, appropriate or convenient for the protection of the properties or affairs of the Company; for the protection of the Managers or any officer, employee, agent or contractor of the Company; or for any other purpose convenient or beneficial to the Company;

                    4.2.3.6 to invest Company funds in commercial paper, government securities, certificates of deposit, money market accounts, and similar investments;

                    4.2.3.7 to borrow money on behalf of the Company and to encumber the Company assets or place title to such assets in the name of a nominee for the purpose of obtaining financing;

                    4.2.3.8 to prepay in whole or in part, to refinance, increase, modify or extend any obligation;

                    4.2.3.9 to pay all organization expenses incurred in the creation of the Company, and all operating expenses incurred in the operation of the Company and its business;

                    4.2.3.10 to employ, engage, retain or deal with such persons as accountants, attorneys and such other persons as the Board deems advisable for the proper operation of the Company; and

                    4.2.3.11 to enter into and perform any other agreements, contracts, documents and instruments with such parties and to give such receipts, releases and discharges with respect to all of the foregoing and any matters incident thereto as the Board may deem advisable, appropriate or convenient.

          4.2.4 Voting by Board. Notwithstanding any provision of this Agreement or the Act to the contrary, no Manager shall take any action or omit to take any action on behalf of the Company (including, without limitation, the execution of any contract, agreement, promissory note or other instrument or document for or on behalf of the Company or the representation to any party that such Manager is authorized to act for or on behalf of or to bind the Company in any manner whatsoever) unless such Manager has been authorized to do so by the Board in the manner described in this Section 4.2.4.

                    4.2.4.1 Vote Required. Wherever this Agreement requires a vote, approval or consent by the Board and unless expressly provided otherwise in this Agreement, such vote, approval or consent shall be by a majority in number of the Managers.

                    4.2.4.2 Procedure. The Managers shall confer and vote according to such procedures as they determine among themselves from time to time or, in the absence of such procedures, according to the Act.

          4.2.5     Duties. Each Manager shall at all times be under a duty to
(a) discharge such Manager's duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the Manager reasonably believes to be in the best interests of the Company, (b) take all actions that may be necessary or appropriate for the continuation of the Company as a limited liability company under California law, the protection of the Members from personal liability for the debts and liabilities of the Company, and the accomplishment of the Company's purposes, and (C) devote such time to the Company as shall be necessary to manage the Company's business; and each Manager further shall at all times be under a fiduciary duty to conduct the affairs of the Company in the best interests of the Company, including the safekeeping and use of all of the Company property for the exclusive benefit of the Company. In discharging the duties hereunder, a Manager may rely on information received from other persons if such reliance is consistent with the Manager's duties under this Section 4.2.5.

          4.2.6 Compensation. The Managers shall receive compensation from the Company for their services in such amounts and in such manner as the Managers and the Members may unanimously agree from time to time.

          4.2.7 Reimbursement. A Manager or such Manager's Affiliates, agents, employees and consultants, and such Manager's counsel and accountants, shall be entitled to reimbursement for all reasonable out-of-pocket expenses incurred by them for the benefit of the Company as determined by the Board and upon presentation of satisfactory evidence thereof. In no event may a Manager or Affiliate thereof be reimbursed for compensation to officers and directors of such Manager or Affiliate, or overhead expenses of such Manager or Affiliate (including, without limitation, rents, salaries and general office expenses).

          4.2.8     Resignation and Removal of Manager

                    4.2.8.1 Resignation. A Manager may resign upon ninety (90) days' written notice to the Board.

                    4.2.8.2 Removal. A Manager shall serve at the pleasure of, and may be removed for any reason by, the Member who appointed such Manager under Section 4.2.1 hereof (provided, that notice of such removal shall be given to the Board). In addition, a Manager may be removed for Cause by the Member other than the Member who designated such Manager under Section 4.2.1 hereof.

     4.3  Liability and Indemnity

          4.3.1 Release. No Member, Manager or Affiliate thereof shall be liable, responsible or accountable in damages or otherwise to the Company or any Member or any of their successors or assigns for any act or omission by such Member, Manager or Affiliate performed or omitted in good faith pursuant to the authority granted by this Agreement; provided, that such Member, Manager or Affiliate is not guilty of fraud, bad faith, or gross negligence. No amendment or repeal of this Section 4.3.1 affects any liability or alleged liability of any Member, Manager or Affiliate thereof for any acts, omissions, or conduct that occurred prior to the amendment or repeal.

          4.3.2 Indemnification. To the maximum extent permitted by section 317 of the California General Corporation Law (which section shall apply as if the Company were a corporation and a Member or Manager an "agent" as defined in that section), but subject to section 17155(a) of the Act, the Company shall indemnify, defend, and hold harmless a Member or Manager (and any Affiliate, officer, director, shareholder, employee, agent, attorney, subsidiary and assign thereof) from any liability, loss, claim, expense or damage incurred by them by reason of any act performed or omitted to be performed by them in connection with the Company, including costs and attorney's fees and any amounts expended in the settlement of any claims of liability, loss or damage; provided, that nothing in this Section 4.3.2 shall entitle a person to be indemnified in the case of fraud, bad faith, or gross negligence. No amendment or repeal of this
Section 4.3.2 affects the liability of any person or obligations of the Company with respect to any acts, omissions, or conduct that occurred prior to the amendment or repeal.

5.   TRANSFER OF INTERESTS

     5.1 In General. Notwithstanding any provision of the Act to the contrary, a Member may not transfer all or any portion of such Member's Membership Interest except in compliance with this Section 5. In addition to such other restrictions as are set forth in this Section 5, the following provisions shall govern any transfer of a Membership Interest:

          5.1.1 Applicability of Agreement. Upon the consummation of any transfer of a Membership Interest, the Membership Interest so transferred shall continue to be subject to this Agreement and any further transfers of such Membership Interest must comply with this Agreement.

          5.1.2     Effect of Violation. Any transfer in violation of this
Section 5 shall be null and void ab initio and of no effect whatsoever.

                    5.1.2.1 Recognition of Non-Permitted Transfers. If the Company is required to recognize a transfer of a Membership Interest that is not permitted by or does not comply with this Section 5 (an "attempted transfer"), the Membership Interest subject to such attempted transfer shall be strictly limited to an Economic Interest and any distributions with respect to such Economic Interest may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the attempted transferor or transferee may have to the Company, and such attempted transferee shall have no other rights under this Agreement or the Act.

                    5.1.2.2 Indemnity. In the case of an attempted transfer of a Membership Interest that does not comply with this Section 5, the parties engaging in such attempted transfer shall be liable to indemnify and hold harmless the Company and the other Members and their successors and assigns from all cost, liability, and damage that any of such indemnified parties may incur (including, without limitation, incremental tax liability and attorneys' fees and expenses) as a result of such attempted transfer and efforts to enforce the indemnity in this Section 5.1.2.2.

     5.2 Right of First Refusal. If a Member receives a bona fide offer to purchase, exchange, or otherwise transfer all or any part of its Membership Interest to any person other than a Member (other than a permitted transfer, as defined in Section 5.3.1 hereof) (the "offered interest") (such offer is referred to hereinafter as the "offer"), the Member receiving the offer (the "offeree") shall immediately submit a complete copy of the offer to the other Member. The other Member shall then have fourteen (14) days in which to notify the offeree, if at all, of its intent to purchase the offered interest for the price and on the terms set forth in the offer and, if such Member so elects, shall purchase the offered interest for such price and on such terms. Such purchase shall close within one hundred twenty (120) days of such notice, regardless of any other terms of the offer. If the non- offering Member does not so notify the offeree, the offeree shall be free to sell the offered interest at the price and on the terms set forth in the offer, subject to the remaining provisions of this Section 5.

     5.3 Consent of Members. A Member may transfer all or a portion of a Membership Interest with the consent of a Majority in Interest of the other Member, which consent may be withheld in its sole and absolute discretion, and provided that the conditions of Section 5.3.2 hereof are met.

           5.3.1 Pre-Approval. The Members hereby covenant that they will approve the transfer of all or a portion of a Membership Interest by a Member to the following ("permitted transfers"):

                  5.3.1.1   the Company;

                  5.3.1.2 in the case of an individual Member, after all amounts due from the Company to Holdings under the Note (as defined in the Purchase Agreement) have been repaid in full, to (a) a trust all of the beneficial interests in which are owned by such Member and/or members of such Member's family and of which such Member and/or such Member's spouse is or are the sole trustee(s), or (b) a limited partnership or limited liability company with managers all of the capital and profits interests in which are owned by such Member, members of such Member's Family, and/or a trust described in the foregoing clause (a) and of which such Member and/or such Member's spouse is or are the sole general partner(s) or manager(s);

                  5.3.1.3 to the grantor of a trust pursuant to a power of revocation by such grantor contained in the trust instrument with respect to the Membership Interest;

                  5.3.1.4 in the case of HAP, after all amounts due from the Company to Holdings under the Note (as defined in the Purchase Agreement) have been repaid in full, (a) to Adams or (b) to a corporation of which Adams owns one hundred percent (100%) of the voting stock and is a director as well as the chief executive officer or president;

                  5.3.1.5 in the case of Holdings, (a) to Gaiam; (b) to another corporation that, at the time of such transfer, is a member of an "affiliated group" together with Gaiam within the meaning of section 1504 of the Code (not taking into account section 1504(b) of the Code); or (C) to an unincorporated entity one hundred percent (100%) of the capital and profits interests or beneficial interests in or of which are owned by Gaiam and/or a corporation described in the foregoing clause (b).

           5.3.2  Conditions. No transfer of a Membership Interest under this
Section 5.3 shall be permitted unless each of the following conditions has been satisfied; provided, that the Board may waive such condition in the Board's sole and absolute discretion:

                  5.3.2.1 the transferor or transferee shall give written notice of such transfer to the Company and provide the Company with the name, address, and taxpayer identification number of the transferee and such other information as the Board shall request to prepare tax returns and other filings reflecting such transfer as are required by the Act or otherwise;

                  5.3.2.2 the transferor or transferee shall furnish the Company with an opinion of counsel in form and substance satisfactory to the Board and counsel for the Company to the effect that such transfer will not result in a termination of the Company under section 708(b)(1)(B) of the Code;

                  5.3.2.3 if the Company owns real estate in California, the transferor or transferee shall furnish the Company with an opinion of counsel in form and substance satisfactory to the Board and counsel for the Company to the effect that such transfer will not result in a reassessment of such real estate for property tax purposes;

                  5.3.2.4 the transferor or transferee shall deliver to the Company an opinion of counsel in form and substance satisfactory to the Board and counsel for the Company to the effect that the transfer of such Membership Interest may be made without violating federal or state securities laws;

                  5.3.2.5 the transferor and/or transferee shall be jointly and severally responsible for, and shall reimburse the Company for, all costs and expenses related to such transfer; and

                  5.3.2.6 the transferee shall execute a copy of this Agreement along with an express statement that it agrees to be bound by the terms and conditions of this Agreement, and executes any other documents as the Board may request to prepare tax returns and other filings reflecting such transfer as are required by the Act or otherwise.

A permitted transferee shall become a Member upon compliance with all of the conditions of this Section 5.3.2 without further action by the Members.

     5.4   Involuntary Transfers

           5.4.1 In General. This Section 5.4 shall apply to the following transfers of a Membership Interest:

                  5.4.1.1 Actual Transfers. A transfer of a Membership Interest (other than a transfer described in Section 5.3.1 hereof) is subject to this Section 5.4 if it results from (a) a Termination Event with respect to a Member or (b) any other involuntary means (including, without limitation, attachment, garnishment, execution, levy or seizure.

                  5.4.1.2 Deemed Transfers. A transfer of a Membership Interest shall also be deemed to occur for purposes of and shall be subject to this Section 5.4 if a permitted transferee of a Membership Interest described in Sections 5.3.1.4 or 5.3.1.5 hereof shall cease to be so described.

           5.4.2  Rights of Assignee. In the case of a transfer described in
Section 5.4.1 hereof, the transferring Member's executor, administrator, guardian, conservator, successor, assign, trustee or other legal representative (such Member's "Successor in Interest," which term shall also include the Member in the case of a deemed transfer under Section
5.4.1.2 hereof) shall be a mere assignee of the Economic Interest transferred and shall have only such rights of an assignee of such Economic Interest (an "Assignee").

           5.4.3 Option to Purchase. Within sixty (60) days after a transfer described in Section 5.4.1 hereof (or, if later, after the date that the non-transferring Member first becomes aware of such transfer pursuant to a notice given by the Successor in Interest), the non-transferring Member may, by notice to the Successor in Interest, elect to purchase or cause the Company to purchase the transferred Membership Interest upon the following terms and conditions:

                  5.4.3.1 Purchase Price. In order to determine the purchase price, the Successor in Interest on the one hand and the person electing to purchase the transferred Membership Interest on the other hand shall designate one (1) independent appraiser, and the appraisers thereby designated shall select a third independent appraiser. Each of the three (3) appraisers thereby selected shall determine, within sixty (60) days after notice is given pursuant to this Section 5.4.3, the fair market value of such Membership Interest based on the value of the Company as a going concern and the price at which such Membership Interest would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of the relevant facts and circumstances. The final purchase price of such Membership Interest shall equal the average of the values determined by the appraisers; shall be final and binding; and shall be communicated as soon as is practical by the appraisers to the Successor in Interest and to the person electing to purchase such Membership Interest. If the non- transferring Member is not satisfied with such purchase price, the non-transferring Member may arrange to cause such Membership Interest to be sold at public auction (at which such non- transferring Member is free to purchase such Membership Interest).

                  5.4.3.2 Revocation of Election. The person electing to purchase the transferred Membership Interest may revoke such election within ten
(10) days after notice of the purchase price of such Membership Interest has been given pursuant to Section 5.4.3.1 hereof.

                  5.4.3.3 Closing Date. The closing date of such purchase shall be no later than thirty (30) days after notice of the purchase price of such Membership Interest has been given pursuant to Section 5.4.3.1 hereof.

                  5.4.3.4 Manner of Payment. The purchase price shall be paid in cash on the closing date.

           5.4.4 Admission as Member. A Successor in Interest may be admitted to the Company as a Member with the consent of the non-transferring Member, which consent may be withheld in its sole and absolute discretion, and provided that the conditions of Section 5.3.2 are met.

     5.5 Transfer to Spouse. If a Member transfers all or any part of such Member's Membership Interest to such Member's spouse or former spouse (whether pursuant to a marital settlement or separation agreement, order of court, or otherwise) the transferring Member shall have the right to notify such spouse or former spouse, within fourteen (14) days of such transfer, that such Member elects to purchase the interest of such spouse or former spouse in such Membership Interest for a proportionate amount of the purchase price of the entire such Membership Interest, determined pursuant to Section 5.4.3.1 hereof, and to effect such purchase within thirty (30) days of such election. If such Member does not give such notice within such fourteen (14) days, the non-transferring Member shall have the right to notify such spouse or former spouse, within thirty (30) days of such transfer, that such Member elects to purchase such interest on the terms set forth above.

6.   DISSOLUTION

     6.1 Events of Dissolution. The Company shall be dissolved upon the occurrence of any of the following events:

           6.1.1  the vote by a Majority of the Members to dissolve the Company;

           6.1.2 a sale or other disposition of all or substantially all of the Company's assets, or any other event that causes the Company to be unable to continue its business as a practical matter; or

           6.1.3 the end of the term of the Company as set forth in Section 1.5 hereof.

     6.2 Liquidation. Upon the occurrence of an event of dissolution as described in Section 6.1 hereof, the Board (or, if there is no Manager, such other person as shall be designated by a Majority in Interest of the Members) shall take full account of the Company's assets and liabilities; collect the receivables of the Company; and liquidate the Company's assets as promptly as is consistent with obtaining the fair market value thereof. Upon dissolution, the Company shall engage in no further business other than that necessary to collect its receivables and to liquidate its assets. The proceeds from the liquidation of Company assets and collection of Company receivables, together with assets distributed in kind, shall, to the extent sufficient therefore, be applied and distributed in the following order:

           6.2.1 first, to the expenses of liquidation, including brokerage commissions from the sale of Company assets, escrow costs, accounting and legal fees, and other expenses;

           6.2.2 second, to the liabilities and obligations of the Company to its creditors (including any Member that may have made a loan or advance to the Company);

           6.2.3  third, to the creation or increase of any reserves; and

           6.2.4 fourth, to the Members in proportion to the positive balances of their Capital Accounts after taking into effect all allocations under Section 3 hereof ( with distributions under this Section 6.2.4 to be made within the Fiscal Year of the Company in which the liquidation of the Company (within the meaning of section 1.704-1(b)(2)(ii)(g) of the Regulations) is deemed to occur or, if later, ninety (90) days after such date of liquidation).

     6.3 Termination Upon Liquidation. Upon completion of the dissolution, winding up, liquidation and distribution of the Company assets and liquidation proceeds, the Company shall terminate and the Board (or, if there is no Manager, such person as is designated by the Members under Section 6.2 hereof) shall file or cause to be filed with all appropriate governmental authorities a Certificate of Cancellation as required by the Act.

7.   FINANCIAL MATTERS

     7.1 Books and Records. The books and records of, and other information pertaining to, the Company shall be available for inspection, audit, and copying by any Member or such Member's representative during normal business hours at the principal office of the Company set forth in Section 1.2 hereof.

     7.2 Minimum Books and Records Required. The books, records and other information described in this Section 7.1 shall include at least the following:
(a) a current list of the full name and last known business or residence address of each Member, together with the contribution and share in profits and losses of each Member; (b) a copy of the Articles and all amendments thereto, and executed copies of any powers of attorney pursuant to which any such instrument has been executed; (C) copies of this Agreement and all amendments thereto; (d) copies of the Company's federal, state and local income tax or information returns and reports, if any, for the six (6) most recent Fiscal Years; (e) financial statements of the Company for the six (6) most recent Fiscal Years; and (f) the Company's books and records for the current and past three (3) Fiscal Years.

     7.3   Delivery to Members and Inspection

           7.3.1 Delivery Upon Request. Upon the request of a Member or an Assignee, the Company shall promptly deliver to the requesting person, at the expense of the Company, a copy of the information required to be maintained by clauses (a) through (c), inclusive, of Section 7.2 hereof.

           7.3.2 Inspection. Each Member or such Member's representative has the right, upon reasonable request, to inspect and copy at such Member's expense during normal business hours any of the Partnership records required to be maintained under Section 7.2 hereof.

     7.4   Tax Information and Elections

           7.4.1 Returns and Information Statements. The Board shall cause income tax returns for the Company to be prepared and filed with all appropriate governmental authorities, and corresponding schedules to be distributed to the Members and Assignees, no later than seventy-five (75) days after the end of each Fiscal Year.

           7.4.2 Elections. The Board shall from time to time make such tax elections under the Code with respect to the Company as the Board deems necessary or desirable (including, without limitation, an election pursuant to section 754 of the Code to adjust the basis of the Company's assets pursuant to sections 734(b) and 743(b) of the Code to reflect the Capital Contribution of any Member that may be admitted to the Company or distributions to any withdrawing Members); provided, that the Board may not elect to cause the Company to be treated as an association taxable as a corporation under the Regulations except with the unanimous approval of the Members.

           7.4.3 Tax Matters Partner. Such member as is designated by the Board from time to time shall serve as the tax matters partner of the Company within the meaning of section 6321(a)(7) of the Code. The Board hereby designates the Member set forth on Schedule 7.4.3 hereto as the initial tax matters partner.

           7.4.4 Fiscal Year. The fiscal year of the Company shall be the calendar year (the "Fiscal Year").

8.   GENERAL PROVISIONS

     8.1 Complete Agreement. This Agreement, and any schedules, exhibits or documents referred to herein or executed contemporaneously herewith (including, without limitation, the Purchase Agreement and the Non-Compete Agreement), constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior written, and all prior and contemporaneous oral, agreements, representations, warranties, statements, promises and understandings with respect to the subject matter hereof, whether express or implied.

     8.2 Amendments. Except as expressly provided otherwise in this Section 8.2, this Agreement may be amended only with the written consent of a Majority in Interest of the Members. Amendments of this Agreement may be proposed by the Board or by any Member.

           8.2.1 Super-Majority Provisions. Any provision of this Agreement that requires the consent of more Members than a Majority in Interest of the Members may be amended only by whatever vote of the Members is necessary under the provision proposed to be amended.

           8.2.2 Amendments Affecting Certain Members. Any amendment affecting a Member's voting rights under this Agreement, transfer rights under Section 5 hereof, or allocations and distributions under Section 3 hereof is ineffective unless signed by the Member so affected.

           8.2.3 Managers. Any provision of this Agreement that would expand the duties, responsibilities or liabilities of the Managers, or reduce the indemnification rights of a Manager, shall require the signature of each Manager.

     8.3 Notice. Whenever this Agreement requires that notice be given to the Company, a Manager or a Member, such notice shall be given to the Company at the address set forth in Section 1.2 hereof, to such Member at the address set forth in Schedule 8.3 hereto, or to a Manager c/o the address of the Member appointing such Manager as set forth in Schedule 8.3 hereto (together with a courtesy copy of such notice to such person designated by a Member in Schedule 8.3 hereto) as follows: by personal delivery, in which case notice shall be deemed given on the date of delivery; by certified mail, return receipt requested, in which case notice shall be deemed given three (3) days after deposit of such notice in the mail; by overnight delivery service, in which case notice shall be deemed given the day after deposit of such notice with such service; or by facsimile with a copy of such notice sent by mail, in which case notice shall be deemed given on the day of the facsimile transmission as set forth in a facsimile log. A person may change such person's address for notice purposes, or the designation of a person to receive a courtesy copy of such notices, pursuant to a notice complying with this Section 8.3.

     8.4 Arbitration. Subject to Section 8.13 hereof, any and all controversies, claims or disputes in any way concerning the negotiation for, execution, interpretation, performance or breach of this Agreement shall be determined, at the request of any party to this Agreement, by final and binding arbitration conducted in Los Angeles, California under and in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and a final judgment embodying any award rendered by the arbitrators may be entered by any state or federal court having jurisdiction thereof.

           8.4.1 Selection of Arbitrators. The parties shall select three (3) arbitrators pursuant to the above-referenced AAA rules to hear and decide the dispute, unless the dispute involves less than One Hundred Thousand and 00/100 Dollars ($100,000), in which case the parties shall select one (1) arbitrator. At least one of the arbitrators selected for a three-person panel and any single arbitrator must be an attorney with at least five (5) years of experience in general business law.

           8.4.2 Discovery. The provisions of section 1283.05 of the California Code of Civil Procedure or its successor section(s) are expressly incorporated in and made a part of this Agreement. However, the limitation on depositions set forth in section 1283.05(e) of the California Code of Civil Procedure is not.

           8.4.3 Powers of Arbitrators. In addition to all powers given to arbitrators under the above-referenced AAA rules and/or statutes and case law, the arbitrators selected hereunder shall have the power to give such directions and to make such orders in the matters so referred to them as they deem just and reasonable and shall specifically have the power, notwithstanding any judicial opinions to the contrary, to award any remedy or relief which they deem just, equitable and within the scope, meaning and intent of this Agreement. The arbitrators shall not, however, have the power to negate, add to or modify the terms of this Agreement.

           8.4.4 Time Limits; Reasoned Opinion. Unless the time is extended by stipulation of the parties or by order of the arbitrators made for good cause shown, the arbitrators shall render their award not later than one hundred and eighty (180) days from the date of their appointment. The award shall be in writing and shall set forth the reason for the arbitrators' decision on each issue in sufficient detail so as to enable the parties to understand the factual and legal base for the decision.

     8.5 Waivers. The failure of any party hereto at any time to require performance by another party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

     8.6 Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

     8.7 Good Faith. Every obligation or duty of a party in this Agreement imposes an obligation of good faith in its performance and reasonableness in its enforcement.

     8.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns. Nothing in this Section 8.8 shall be deemed to modify in any way the prohibition on transfer contained in Section 5 hereof.

     8.9 Exhibits. All schedules and exhibits attached hereto are hereby incorporated in and made a part of this Agreement as if fully set forth herein.

     8.10 Governing Law. This Agreement shall be governed by the laws of the State of California, regardless of the choice of law provisions of California or any other jurisdiction and regardless of where the parties hereto may now or hereafter reside, be organized or do business.

     8.11 Headings; Gender; Interpretation. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or interpret the scope of this Agreement or of any particular section hereof. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each include the others whenever the context so indicates. This Agreement shall be deemed to have been drafted by all the parties hereto, since all parties were assisted by their counsel in reviewing, drafting and agreeing to this Agreement, and no ambiguity shall be resolved against any party by virtue of its participation in the drafting of this Agreement.

     8.12 Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

     8.13 Injunctive Relief. Each of the parties acknowledges that the covenants and the restrictions contained herein are necessary and required for the adequate protection of their Membership Interests; such covenants relate to matters which are of a special, unique and extraordinary character that give each of such covenants or restrictions a special, unique and extraordinary value; and a breach of any such covenant or restriction will result in loss of goodwill and other irreparable harm and damages to the Company which cannot be adequately compensated by a monetary award. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its terms and provisions, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.14 Attorneys' Fees and Other Costs. Should any arbitration or litigation be commenced (including any proceedings in a Bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation (including, without limitation, such party's share of the arbitrators' fees and AAA charges and its reasonable expert witness fees).

     8.15 Facsimile Signatures. Any signed copy of this Agreement or of any other document or agreement referred to herein, or copy or counterpart thereof, delivered by facsimile transmission, shall for all purposes be treated as if it were delivered containing an original manual signature of the whose signature appears in the facsimile, and shall be binding upon such party in the same manner as though an originally signed copy had been delivered.

     8.16 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

"Members"

GAIAM HOLDINGS, INC.                    HEALING ARTS PUBLISHING, INC.


By     /s/ Lynn Powers               By:         /s/ Steven P. Adams
    ----------------------                -------------------------------------
    Lynn Powers, President                Steven P. Adams, President


                                     By:         /s/ Kathleen Mulcahy
                                          -------------------------------------
                                          Kathleen Mulcahy, Assistant Secretary

"Managers"


       /s/ Lynn Powers                           /s/ Steven P. Adams
--------------------------           ------------------------------------------
STEVEN P. ADAMS                      LYNN POWERS

__________________________